Exhibit 10.3

EXECUTIVE DIRECTOR APPOINTMENT AGREEMENT

DATE:13 February 2026

TO: Huang Yu Liang

RE: Appointment as Executive Director of ANKAM Inc. (OTC: ANKM)

Dear Huang Yu Liang,

On behalf of ANKAM Inc. (the "Company"), a corporation incorporated under the laws of the State of NEVADA, and traded under symbol ANKM, I am pleased to confirm your appointment as an Executive Director and a member of the Board of Directors (the "Board").

1. Term of Appointment

●	Effective Date: Your appointment shall be effective as of 13 February 2026.

●	Term: Your term will continue until the next Annual Meeting of Shareholders, at which time you will be eligible for re-election, in accordance with the Company’s Bylaws and applicable law.

2. Position and Duties

●	Role: You will serve as an Executive Director. In this capacity, you will be responsible for the day-to-day management and strategic direction of the Company as assigned by the Board.

●	Time Commitment: As an Executive Director, you are expected to devote your full business time and attention to the affairs of the Company.

●	Fiduciary Duties: You shall act in accordance with your fiduciary duties under the laws of the State of NEVADA.

●	Compliance: You agree to comply with all applicable laws, SEC regulations (as an OTC: ANKM reporting officer), and the Company’s internal policies.

3. Compensation

Salary: Cash compensation of USD $5,000.00 (five thousand dollars) per month, paid monthly.

4. Expenses

●	The Company will reimburse all reasonable and documented expenses incurred in connection with your service and executive duties.

5. Insurance and Indemnification

●	D&O Insurance: The Company shall maintain Director & Officer liability insurance covering your actions.

●	Indemnification: To the fullest extent permitted by law and the Company’s Bylaws, the Company will indemnify you against liabilities arising from your service.

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6. Representations and Compliance

●	Bad Actor Disqualification: You represent that you are not subject to any disqualification that would prohibit you from serving as a director or officer of a public company.

●	Confidentiality: You agree to maintain strict confidentiality regarding all non-public Company information, trade secrets, and strategic plans.

●	Insider Trading: You must strictly comply with the Company’s Insider Trading Policy, including all SEC Form 4 filing requirements and blackout periods.

7. Termination

●	Resignation: You may resign at any time by providing written notice to the Board.

●	Removal: Your removal as a director and executive is governed by the Company’s Bylaws and the laws of the State of NEVADA.

ACCEPTED AND AGREED:

Huang Yu Liang

By: /s/ Huang Yu Liang

Date: 13 February 2026

On behalf of ANKAM Inc.

Wang Wen Lung Chairman

By: /s/ Wang Wen Lung

Date: 13 February 2026

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